UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  November 2, 2006

PDL BioPharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

34801 Campus Drive
Fremont, California 94555
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (510) 574-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 2, 2006, PDL BioPharma, Inc. (the “Company” or “we”) issued a press release announcing the Company’s financial results for the quarter ended September 30, 2006 (the “Earnings Release”), which is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Use of Non-GAAP Financial Information

To supplement the information that is presented in accordance with U.S. generally accepted accounting principles (“GAAP”), in our historical information for the period presented in the Earnings Release, we provide certain non-GAAP financial measures that exclude from the directly comparable GAAP measures certain non-cash and other charges. These non-GAAP financial measures exclude depreciation of property and equipment, stock-based compensation expense, amortization of intangible assets, interest income and other, net, interest expense, income taxes and certain other items.  We believe that these non-GAAP measures enhance an investor’s overall understanding of our financial performance by reconciling more closely to the actual cash expenses of the Company in its operations as well as excluding expenses that in management’s view are unrelated to our core operations, the inclusion of which may make it more difficult for investors and financial analysts reporting on the Company to compare our results from period to period.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled items reported by other companies.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 2, 2006, regarding the third quarter 2006 financial results of PDL BioPharma, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 3, 2006

PDL BIOPHARMA, INC.

By:	/s/ Andrew Guggenhime

Andrew Guggenhime
Senior Vice President and
Chief Financial Officer